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                                                                    Exhibit 99.9




                        AGREEMENT OF LIMITED PARTNERSHIP



                                       of



                           Gorman Limited Partnership,



                         A Delaware Limited Partnership






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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I

   CERTAIN DEFINITIONS.......................................................  1
   Section 1.1   Certain Terms...............................................  1
   Section 1.2   Short Fiscal Years and Other Accounting
                 Periods.....................................................  4

ARTICLE II
   NAME, OFFICE, BUSINESS....................................................  4
   Section 2.1   Name........................................................  4
   Section 2.2   Office in the State of Delaware; Agent
                 for Service.................................................  4
   Section 2.3   Purpose of the Partnership..................................  4
   Section 2.4   Location of Principal Place of
                 Business....................................................  5
   Section 2.5   Names and Business Address of General
                 Partners....................................................  5
   Section 2.6   Term........................................................  5

ARTICLE III

   CAPITAL CONTRIBUTIONS.....................................................  5
   Section 3.1   Effective Date Capital Accounts.............................  5
   Section 3.2   Capital Account.............................................  6
   Section 3.3   Additional Capital Contributions............................  6
   Section 3.4   Interest on Capital Contributions...........................  6
   Section 3.5   Distributions and Return of Capital
                 Contributions...............................................  6
   Section 3.6   Form of Capital Contributions...............................  6
   Section 3.7   Future Required Capital Contributions of
                 General Partners............................................  6

ARTICLE IV

   ALLOCATION OF PROFITS AND LOSSES..........................................  7
   Section 4.1   Allocations of Profits and Losses...........................  7
   Section 4.2   Taxable Income or Loss......................................  7
   Section 4.3   Code ss. 704(c).............................................  7

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                                                                            Page
ARTICLE V

   DISTRIBUTIONS.............................................................  7
   Section 5.1   Distributions of Available Cash.............................  7
   Section 5.2   Other Distributions.........................................  7
   Section 5.3   Distributions in Cash or Property...........................  7

ARTICLE VI

   POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNERS.........................  8
   Section 6.1   Authority...................................................  8
   Section 6.2   Liability...................................................  8
   Section 6.3   Indemnification.............................................  8
   Section 6.4   Survival....................................................  9

ARTICLE VII

   TRANSFERS OF INTERESTS BY PARTNERS........................................  9
   Section 7.1   Transfer of Partner's Interest..............................  9
   Section 7.2   Transferees Bound by Agreement.............................. 13

ARTICLE VIII

   DISSOLUTION OF THE PARTNERSHIP............................................ 13

ARTICLE IX

   WINDING UP, TERMINATION AND LIQUIDATING DISTRIBUTIONS..................... 13
   Section 9.1   Winding Up.................................................. 13
   Section 9.2   Distribution of Partnership
                 Property.................................................... 14
   Section 9.3   Termination................................................. 14

ARTICLE X

   BOOKS AND RECORDS, REPORTS, FISCAL YEAR................................... 14
   Section 10.1  Books and Records........................................... 14
   Section 10.2  Reports..................................................... 14
   Section 10.3  Fiscal Year................................................. 14

ARTICLE XI

   AMENDMENT OF PARTNERSHIP AGREEMENT........................................ 14
   Approval of Amendments.................................................... 14

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                                                                            Page
ARTICLE XII

   MISCELLANEOUS............................................................. 15
   Section 12.1  Power of Attorney........................................... 15
   Section 12.2  Notices..................................................... 16
   Section 12.3  Entire Agreement............................................ 16
   Section 12.4  Governing Law............................................... 16
   Section 12.5  Voting, Consents and Approvals.............................. 17
   Section 12.6  Effect...................................................... 17
   Section 12.7  Pronouns and Number......................................... 17
   Section 12.8  Captions.................................................... 17
   Section 12.9  Partial Enforceability...................................... 17
   Section 12.10 Counterparts................................................ 18
   Section 12.11 Third Party Beneficiaries................................... 18

Schedule A................................................................... 21

                        AGREEMENT OF LIMITED PARTNERSHIP
                         OF GORMAN LIMITED PARTNERSHIP


         This Agreement of Limited Partnership of the Gorman Limited Partnership, a Delaware limited Partnership (the "PARTNERSHIP"), effective as of August 28, 1998 (the "EFFECTIVE DATE") by and among the General Partners (as defined herein) and the Limited Partners (as defined herein).

                                 R E C I T A L S

         In consideration of the premises and covenants contained herein, the parties agree as of the Effective Date as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1 CERTAIN TERMS. The following definitions apply to this
Agreement:

         "ACCOUNTING PERIOD" means, as the context may require, the period beginning as of the Effective Date or on the day following the last day of the immediately preceding Accounting Period, and ending on the next succeeding of the following:

         (a) the last day of each Fiscal Year of the Partnership;

         (b) the day prior to the date of any withdrawal of any Partner or any distribution to any Partner;

         (c) the day prior to the day as of which a Person is admitted as a Partner or any Partner makes a Capital Contribution; and

         (d) any day specified as the last day of an Accounting Period by the Managing General Partner.

         "AGREEMENT" means this Agreement of Limited Partnership (including the Schedule hereto), as amended, modified or supplemented from time to time.

         "CAPITAL ACCOUNT" means, with respect to each Partner, the account so designated and established on the books and records of the Partnership for each Partner which shall be determined in accordance with Treasury Regulations ss. 1.704-1(b)(2)(iv).




                                           1


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         "CAPITAL CONTRIBUTION" means the total amount of cash and the initial fair market value of any property (other than cash) less any liabilities encumbering such contributed property that the Partnership is considered to assume or take subject to under Code ss. 752, contributed to the capital of the Partnership by any Partner.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any succeeding law). References to sections of the Code shall include amended or successor provisions thereto.

         "FIRST REFUSAL NOTICE" has the meaning specified in Section 7.1.

         "FIRST REFUSAL PARTNER" has the meaning specified in Section 7.1.

         "FISCAL YEAR" has the meaning specified in Section 10.3.

         "GENERAL PARTNERS" means the general partners of the Partnership as of the Effective Date and/or any other Person admitted to the Partnership as a general partner in accordance with the Partnership Act. As of the Effective Date, the General Partners are Terrence A. Elkes and Kenneth F. Gorman.

         "INTEREST" means the individual interest of each Partner in the Partnership at any particular time including, without limitation, any right to participate in the Partnership or to receive distributions. The interest of the General Partners shall constitute General Partnership Interests and the interest of the Limited Partners shall constitute Limited Partnership Interests.

         "LIMITED PARTNERS" means the limited partners of the Partnership as of the Effective Date and any other Person admitted to the Partnership as a limited partner in accordance with the Partnership Act and any Substituted Limited Partners. As of the Effective Date, the only Limited Partner is Kenneth F. Gorman.


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         "MANAGING GENERAL PARTNER" means, as of the Effective Date, Kenneth F.
Gorman. In the event of the withdrawal of Kenneth F. Gorman as a General Partner, Terrence A. Elkes shall become the Managing General Partner provided he is a General Partner at such time.

         "PARTNERS" means the General Partners, Limited Partners and Substituted Limited Partners, collectively, where no distinction is required by the context in which the term is used.

         "PARTNERSHIP ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (or any succeeding law).

         "PARTNERSHIP PROPERTY" means any real or personal property, whether tangible or intangible, owned by the Partnership and any goodwill.

         "PERSON" means any individual, partnership, corporation, trust or other entity.

         "PROFITS" and "LOSSES" mean, for each Accounting Period, an amount equal to the Partnership's taxable income or loss, respectively, for such Accounting Period determined in accordance with Code ss. 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code ss. 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (a) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall increase or decrease such taxable income or loss;

         (b) Any expenditure of the Partnership described in Code ss. 705(a)(2)(B) or treated as Code ss. 705(a)(2)(B) expenditures pursuant to Treasury Regulations ss. 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this definition, shall reduce such taxable income or increase such taxable loss, as the case may be.


                                       3

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         "REGULATORY RULE" means each statute, regulation, rule and other requirement applicable to the Partnership.

         "SELLING PARTNER" has the meaning specified in Section 7.1.

         "SUBSTITUTED LIMITED PARTNER" means any Person admitted to the Partnership as a Substituted Limited Partner pursuant to the provisions of
Section 7.1.

         "THIRD PARTY OFFER" has the meaning specified in Section 7.1.

         "THIRD PARTY OFFER NOTICE" has the meaning specified in Section 7.1.

         "TREASURY REGULATIONS" means the Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

         Section 1.2 SHORT FISCAL YEARS AND OTHER ACCOUNTING PERIODS. The definitions of the terms set forth in Section 1.1 shall be modified, where appropriate, to reflect short Fiscal Years and other Accounting Periods.


                                   ARTICLE II
                             NAME, OFFICE, BUSINESS

         Section 2.1 NAME. The name of the Partnership is "Gorman Limited Partnership", or such other name or variations thereof as may, from time to time, be selected by the Managing General Partner.

         Section 2.2 OFFICE IN THE STATE OF DELAWARE; AGENT FOR SERVICE.
The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Service Company, Corporation Trust Center, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Service Company or such other agent as may be designated from time to time by the Managing General Partner.


                                       4

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         Section 2.3 PURPOSE OF THE PARTNERSHIP. The purpose of the
Partnership is to manage, invest and reinvest certain Partnership Property and to engage in any activities in connection therewith, including without limitation:

         (1)  to purchase, sell, invest and deal in securities of any kind;
         (2) to engage in the real estate business, including, without limitation, the right to acquire, own, hold, develop, and operate real properties, in whatever capacity;
         (3) to acquire interests of any type in corporations, limited and general partnerships, limited liability companies and joint ventures;
         (4) to engage in any trades and businesses in any capacity and form any types of business enterprises;
         (5)  to operate any business enterprise;
         (6)  to borrow and lend money;
         (7) to make, enter into, deliver and perform all contracts, agreements and undertakings; and
         (8)  to engage in any and all activities incident to the foregoing.

         Section 2.4 LOCATION OF PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Partnership is Cornwall Lane, Sands Point, New York 11050, or such other location as may from time to time be determined by the Managing General Partner. The Managing General Partner may change the location of the principal place of business of the Partnership by notice to all Partners. The Partnership may maintain such other offices as the Managing General Partner may deem advisable at any other place or places within or outside of the United States.

         Section 2.5 NAMES AND BUSINESS ADDRESS OF GENERAL PARTNERS. The names and business addresses of each of the General Partners are: (a) Terrence
A. Elkes, 12 Trails End, Rye, New York 10580 and (b) Kenneth F. Gorman, Cornwall Lane, Sands Point, New York 11050, or such other place as may from time to time be specified by such General Partner by notice to the Partnership.


                                       5

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         Section 2.6 TERM. The term of the Partnership (the "Term")
commenced with the filing of the initial certificate of limited partnership in the Office of the Secretary of State of the State of Delaware and shall continue until dissolution pursuant to Article VIII of this Agreement.


                                   ARTICLE III

                              CAPITAL CONTRIBUTIONS

         Section 3.1 EFFECTIVE DATE CAPITAL ACCOUNTS. On the date hereof, the Managing General Partner, in his capacity as such, the other General Partner and the initial Limited Partner, in his capacity as such, are making the contributions to the Partnership specified on Schedule A hereto. The Capital Accounts of the Partners as of the Effective Date are set forth on Schedule A hereto.

         Section 3.2 CAPITAL ACCOUNT. The Managing General Partner shall maintain a Capital Account for each Partner.

         Section 3.3 ADDITIONAL CAPITAL CONTRIBUTIONS.

         (a) No Partner shall have any right to make additional Capital Contributions, but any Partner may do so with the approval of the Managing General Partner.

         (b) Except as otherwise provided in this Agreement or required by law, no Partner shall be obligated to make any additional Capital Contributions to the Partnership.

         Section 3.4 INTEREST ON CAPITAL CONTRIBUTIONS. No Partner shall be entitled to interest on or with respect to any Capital Contribution or with respect to any amounts to be paid to such Partner pursuant to this Agreement.


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         Section 3.5 DISTRIBUTIONS AND RETURN OF CAPITAL CONTRIBUTIONS. Except
as provided in this Agreement, no Partner shall be entitled to a return of any part of its Capital Contributions or to receive any distributions from the Partnership.

         Section 3.6 FORM OF CAPITAL CONTRIBUTIONS. Capital Contributions to the Partnership may be made in cash or in kind. If contributions to the capital of the Partnership are made in property other than cash, they shall be valued at their fair market value on the date of contribution.

         Section 3.7 FUTURE REQUIRED CAPITAL CONTRIBUTIONS OF GENERAL PARTNERS. On each date after the Effective Date on which a Capital Contribution is made by any Limited Partner, the General Partners will make, if necessary, Capital Contributions such that the aggregate Capital Account balances of the General Partners will never be less than one ninety-ninth of the aggregate Capital Account balances of all of the Limited Partners; provided that Terrence A. Elkes shall not be required to make any such contribution without his prior written consent.


                                   ARTICLE IV

                        ALLOCATION OF PROFITS AND LOSSES

         Section 4.1 ALLOCATIONS OF PROFITS AND LOSSES. Profits and Losses shall be allocated for each Accounting Period pro rata among the Partners in accordance with the positive balance of their Capital Accounts.

               Section 4.2 TAXABLE INCOME OR LOSS. Except as provided in Section
4.3 below, the net profits and net losses of the Partnership (including, for this purpose, separately stated items pursuant to Code Section 703(a)(1)), as determined for federal income tax purposes, shall be allocated in the same manner as Profits and Losses are allocated under Section 4.1.


                                       7

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               Section 4.3 CODE SS. 704(C). Partnership income, gain, loss and deduction, as determined for federal income tax purposes, shall be allocated among the Partners, in accordance with the principles of Code ss. 704(c), the Treasury Regulations thereunder, and Treasury Regulations ss. 1.704-1(b)(4)(i), to account for any variation between the adjusted tax basis and book value of Partnership Property.


                                    ARTICLE V

                                  DISTRIBUTIONS

         Section 5.1 DISTRIBUTIONS OF AVAILABLE CASH. The Partnership shall distribute to each Partner thirty-five percent (35%) of the taxable income allocated to such Partner pursuant to Section 4.2 not later than 100 days after the last day of each Fiscal Year.

         Section 5.2 OTHER DISTRIBUTIONS. Any Partnership distributions in excess of the distributions made pursuant to Section 5.1 shall be made: (a) by the Managing General Partner in his sole discretion and (b) pro rata among the Partners in accordance with the positive balances of their Capital Accounts.

         Section 5.3 DISTRIBUTIONS IN CASH OR PROPERTY. All distributions pursuant to this Article V and pursuant to Section 9.2 shall be made, unless otherwise agreed to by all of the Partners, in cash. If distributions from the Partnership are made in property other than cash, they shall be valued at their fair market value on the date of distribution. If the Partners shall not agree on the value of the property, the fair market value shall be determined by a qualified appraiser selected by the Managing General Partner.


                                   ARTICLE VI

                POWERS, RIGHTS AND DUTIES OF THE GENERAL PARTNERS

         Section 6.1 AUTHORITY. Except as otherwise specifically provided herein, the Managing General Partner shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership and shall have all rights and powers of a General Partner under the Partnership Act and the other General Partner shall have no such authority or discretion and agrees that he shall not act on behalf of the Partnership until such time, if any, as he becomes Managing General Partner. Any action taken by the Managing General Partner shall constitute the act of and serve to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the Managing General Partner.

         Section 6.2 LIABILITY. Except as otherwise provided by law, the General Partners shall not be personally liable for the return of all or any portion of the Capital Contributions and shall not be required to pay to the Partnership or any Partner any deficit in any Partner's Capital Account. Neither the General Partners nor any former, present or future partner, member, officer, director, stockholder, employee, agent or affiliate of the General Partners shall be liable, responsible or accountable to the Partnership or any Partner for: (a) any act performed or omitted by any of them, including, without limitation, those acts performed or omitted on advice of legal counsel, accountants, brokers or consultants of the Partnership, or for any costs, damages or liabilities arising therefrom, or by law, unless that act or omission was performed or omitted fraudulently or in bad faith; or (b) any loss due to the negligence, dishonesty or bad faith of any employee, officer, broker, consultant or other agent of the Partnership selected, engaged and retained in good faith by a General Partner.

         Section 6.3 INDEMNIFICATION. The Partnership agrees to:

         (a) indemnify and hold harmless the General Partners and the respective personal representatives, heirs, successors in interest and assignees of the General Partners (each, an "INDEMNIFIED PARTY"), from and against any and all damages incurred or suffered by any Indemnified Party arising out of or in connection with the Partnership or its business or affairs; PROVIDED, HOWEVER, that the Partnership shall not indemnify or hold harmless any Indemnified Party with respect to any act or omission which was performed or omitted fraudulently or in bad faith by such Indemnified Party; and

         (b) advance to any Indemnified Party expenses for which the Partnership is required to indemnify the Indemnified Party pursuant to this Section 6.3 subject to the undertaking of the Indemnified Party to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to be indemnified.

         Section 6.4 SURVIVAL. The exculpation provided in Section 6.2 and the indemnification provided in Section 6.3 shall survive any termination of this Agreement.


                                   ARTICLE VII

                       TRANSFERS OF INTERESTS BY PARTNERS

         Section 7.1 TRANSFER OF PARTNER'S INTEREST.

         (a) No Partner may sell, assign, pledge, gift or otherwise encumber or dispose of all or any portion of that Partner's Interest (including any beneficial interest therein) except as provided in Section 7.1(b) or Section 7.1(c).

         (b) A Partner may sell, assign, pledge, gift or otherwise encumber or dispose of all or any portion of that Partner's Interest provided the following conditions are met:

              (i) an instrument of transfer in form and substance satisfactory to the Managing General Partner shall be executed by both the transferor and transferee of the Interest or portion thereof shall be delivered to the Partnership, and the transferee shall, if so requested by the Managing General Partner, assume the obligations, if any, of the transferor to the Partnership allocable to the Interests or portion thereof transferred;

              (ii) the transferor and the transferee shall execute such other instruments as the Managing General Partner may require; and


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

              (iii) such transfer is not to a minor or to a Person under a disability, except that this limitation shall not apply to a transfer in trust for the benefit of a minor or a person under a disability or custodianship under the applicable Uniform Transfer to Minors Act or similar legislation of any state or jurisdiction.


         (c) A Partner may sell his entire Interest ("SELLING PARTNER") provided the following conditions are met:

                      (i) Having received a bona fide offer therefor (a "THIRD PARTY OFFER"), the Selling Partner shall first give written notice to the other Partners, which notice shall specify the identity of the proposed purchaser and annex thereto an executed copy of the Third Party Offer ("THIRD PARTY OFFER NOTICE"). The other Partners shall then have the right to acquire, in accordance with the provisions of this Section 7.1(c), the entire Interest of such Selling Partner upon the same terms and conditions as are contained in the Third Party Offer. Such right can be exercised by any Partner who desires to purchase the Selling Partner's Interest (a "FIRST REFUSAL PARTNER") by giving notice (a "FIRST REFUSAL NOTICE") to the Selling Partner and the Managing General Partner within fifteen (15) days from the date of the Third Party Offer Notice of the percentage of the Selling Partner's Interest which such First Refusal Partner desires to purchase. If any Partner fails to give notice within said time, such Partner's purchase option shall lapse, his First Refusal Notice shall be null and void and for purposes of such sale he shall not be a First Refusal Partner.

              (ii) If the First Refusal Notices which are timely collectively request purchases of exactly one hundred percent (100%) of the Selling Partner's Interest, then the Managing General Partner shall, within ten
     (10) days following the date of expiration of the time for sending First Refusal Notices, send a closing notice to the Selling Partner and the First Refusal Partners which shall specify: (1) the percentage of the Selling Partner's Interest to be purchased by each First Refusal Partner, as set

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

     forth in the First Refusal Notices and (2) the date of the closing for the purchase of the Selling Partner's Interest, which date shall be determined by the Managing General Partner in accordance with Section 7.1(c)(iv).

              (iii) If the First Refusal Notices which are timely collectively request purchases of more than one hundred percent (100%) of the Selling Partner's Interest, then the percentage of the Selling Partner's Interest to be purchased by each of the First Refusal Partners shall be reduced from the percentage set forth in his First Refusal Notice on a pro rata basis in accordance with the percentage of the Selling Partner's Interest specified in the respective First Refusal Notices of the First Refusal Partners such that the total percentage of the Selling Partner's Interest that all First Refusal Partners are purchasing is equal to one hundred percent (100%). The Managing General Partner shall determine the percentage of the Selling Partner's Interest which each First Refusal Partner shall purchase in accordance with the preceding sentence, which determination shall be deemed correct absent manifest error. The Managing General Partner shall, within ten (10) days following the date of expiration of the time for sending First Refusal Notices, send a closing notice to the Selling Partner and the First Refusal Partners which shall specify: (1) the percentage of the Selling Partner's Interest to be purchased by each First Refusal Partner, as determined in accordance with this Section 7.1(c)(iii) and (2) the date and place of the closing for the purchase of the Selling Partner's Interest, as determined in accordance with Section 7.1(c)(iv).

              (iv) Closing for the transfer of the Selling Partner's Interest shall take place: (1) at the principal place of business of the Partnership or such other place as the Managing General Partner shall select and (2) on such date as the Managing General Partner shall select and specify in the closing notice sent pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii), as appropriate, which date shall be within 20 days after such closing notice is given.

              (v) If the First Refusal Notices which are timely collectively request purchases of less than one hundred percent (100%) of the Selling Partner's Interest, then the Managing General Partner shall notify the Selling Partner and the First Refusal Partners thereof and the Selling Partner shall be free for a period of 60 days from the date of such notice from the Managing General Partner to sell the Selling Partner's Interest to the party which made the Third Party Offer provided such sale is effected strictly in accordance with the terms and conditions as set forth in the Third Party Offer; and, further provided, that the transferee is sui juris and mentally competent and that such sale is not prohibited by law.

         (d) Any purported transfer of an Interest which is not made in compliance with this Agreement shall be null and void and of no force or effect whatsoever.

         (e) No transferee of an Interest pursuant to Section 7.1(b) or Section 7.1(c) or otherwise shall become a Substituted Limited Partner unless: (1) the transfer is made in compliance with either Section 7.1(b) or Section 7.1(c); (2) the transferee accepts, adopts and approves all of the terms and provisions of this Agreement as evidenced by its execution of a counterpart signature page to this Agreement; (3) in the case of a transfer pursuant to Section 7.1(b) only, all of the Partners give their prior written consent, which consent may be withheld by any Partner in his sole discretion; and (4) the transferring Partner and the transferee execute and acknowledge such other instruments as the Managing General Partner may deem reasonably necessary or appropriate.

         (f) Anything herein to the contrary notwithstanding, until such time as the transferee of an Interest has been admitted to the Partnership as a Substi tuted Limited Partner or the Managing General Partner has determined that the requirements of Section 7.1(b) or Section 7.1(c) for transfer of an Interest have been satisfied, both the Partnership and the General Partners shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects.

         (g) In the event of the transfer of a Partner's Interest at any time other than the end of the Partnership's Fiscal Year, the distributive shares of the various items of Partnership income, gain, loss, deduction and credit as computed for tax purposes shall be allocated between the transferor and the transferee pursuant to any permissible method agreed upon by the transferor and transferee.

         Section 7.2 TRANSFEREES BOUND BY AGREEMENT. Any successor or transferee of a Partner and any Substituted Limited Partner shall be subject to and bound by all of the provisions of this Agreement as if originally a party to this Agreement.


                                  ARTICLE VIII

                         DISSOLUTION OF THE PARTNERSHIP

         The Partnership shall be dissolved upon the earliest of:

         (a) September 1, 2048; or

         (b) Any act or event specified in the Partnership Act ss. 17-801 or any successor provision thereto; provided, however, that the business of the Partnership may be carried on by one General Partner.


                                   ARTICLE IX

              WINDING UP, TERMINATION AND LIQUIDATING DISTRIBUTIONS

         Section 9.1 WINDING UP.

         (a) In the event of the dissolution of the Partnership, the Managing General Partner shall wind up the affairs of the Partnership. The Managing General Partner may liquidate all or any part of the Partnership Property. The Managing General Partner shall, in his sole discretion, determine the time, manner and terms of any sale or sales of the Partnership Property pursuant to the liquidation.

         (b) The Partners shall continue to share Profits and Losses during the period of dissolution of the Partnership in accordance with Article IV.

         (c) In the event of the dissolution of the Partnership, the Managing General Partner shall have the right to dispose of the goodwill and all of the Partnership's books and papers in any manner as he may deem advisable.

         Section 9.2 DISTRIBUTION OF PARTNERSHIP PROPERTY. Subject to the right of the Managing General Partner to set up cash reserves as he may deem necessary or appropriate, after payment or adequate provision for the payment of all debts and obligations of the Partnership, the Partnership Property (and/or the proceeds of the liquidation of the Partnership Property) shall be distributed pro rata to the Partners in accordance with their respective Capital Accounts.

         Section 9.3 TERMINATION. The Partnership shall terminate when all Partnership Property shall have been disposed of and distributions made as provided in Section 9.2. The Managing General Partner shall then execute and cause to be filed all documents and instruments required to effect the termination.


                                    ARTICLE X

                     BOOKS AND RECORDS, REPORTS, FISCAL YEAR

         Section 10.1 BOOKS AND RECORDS. True and complete books of account and records are to be kept by the Partnership and shall be available during reasonable business hours for inspection by each Partner.

         Section 10.2 REPORTS. As soon as practicable after the end of each Fiscal Year, the Managing General Partner shall send to each Person who was a Partner at any time during such Fiscal Year, an annual statement indicating such Partner's share of the Partnership's taxable income or loss, capital gain or loss, and other items relevant for federal income tax purposes.

         Section 10.3 FISCAL YEAR. The fiscal year of the Partnership (the "FISCAL YEAR") shall be from January 1 through December 31 of each year or portion thereof during which the Partnership is in existence.


                                   ARTICLE XI

                       AMENDMENT OF PARTNERSHIP AGREEMENT

         APPROVAL OF AMENDMENTS. Amendments to this Agreement may be made by the Managing General Partner without the consent of any other Partner through use of the power of attorney described in Section 12.1 if those amendments are: (i) of a non-material nature, as reasonably determined by the Managing General Partner;
(ii) for the purpose of creating a new class or classes of Limited Partnership Interests, admitting additional Limited Partners or reflecting the withdrawal of Limited Partners; (iii) necessary to maintain the Partnership's status as a partnership according to ss. 7701(a)(2) of the Code; (iv) necessary to preserve the validity of any and all allocations of Partnership income, gain, loss or deduction pursuant to ss. 704(b) of the Code; or (v) contemplated by this Agreement. Amendments to this Agreement other than those described in the first sentence of this Article XI must be made in accordance with the Partnership Act. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Agreement. The Managing General Partner shall give written notice to all of the Partners promptly after any amendment has become effective. Any amendment to this Agreement must be in writing.


                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 POWER OF ATTORNEY. Each Partner hereby constitutes and appoints the Managing General Partner as its true and lawful representative and attorney-in-fact, in its name, place and stead and with full power of substitution to make, execute, publish, acknowledge, deliver, record and file and swear to the execution, delivery, acknowledgment, filing and/or recording of: (a) the Certificate of Limited Partnership of the Partnership, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Partnership and (b) all such other agreements, applications, instruments, documents, certifications, certificates and reports which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political sub division or agency thereof, or any Regulatory Rule, all of the foregoing to effectuate, implement and continue the valid and subsisting existence of the Partnership. The power of attorney granted hereby is coupled with an interest and is irrevocable and shall: (i) continue in full force and effect notwithstanding the subsequent death, incapacity, dissolution, termination or bankruptcy of the Partner granting the same or the transfer of all or any portion of such Partner's Interest and (ii) extend to that Partner's successors, assigns and legal representatives. Each Partner agrees to be bound by any representation made by the attorney-in-fact acting in good faith pursuant to and in accordance with the power of attorney, and hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the attorney-in-fact taken in good faith pursuant to, and in accordance with, the power of attorney.

         Section 12.2 NOTICES. All notices and demands required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) (i) upon receipt if delivered personally (unless subject to clause (a)(ii) of this Section 12.2) or if mailed by registered or certified mail; (ii) on the date after dispatch if sent by overnight courier or (iii) upon dispatch if transmitted by telecopy or other means of facsimile which provides immediate delivery to compatible equipment in the possession of the recipient, if receipt has been confirmed and (b) in any case, if to the Partnership or the Managing General Partner, to:

                      Kenneth F. Gorman
                      Cornwall Lane
                      Sands Point, New York 11050
                      Telecopy Number:  (516) 944-8693
                      Confirmation Number:  (516) 944-8745

and if to any other Partner, to the address or telecopy number of such Partner as shown from time to time on the records of the Partnership. Any Partner may specify a different address or telecopy number by notifying the Managing General Partner thereof. The Managing General Partner may specify a different address or telecopy number by notifying all Partners thereof.

         Section 12.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, as of the Effective Date supersedes any prior agreement or understandings among them, and may not be modified or amended in any manner other than as set forth herein.

         Section 12.4 GOVERNING LAW.

         (a) This agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the law of the state of Delaware without giving effect to the conflicts of law principles thereof.

         (b) All of the provisions of this Agreement shall be subject to all applicable Regulatory Rules.

         (c) Notwithstanding anything herein to the contrary, to the extent that this Agreement is invalid, void, illegal or otherwise inconsistent with Delaware law or any Regulatory Rule, such Regulatory Rule and/or Delaware law shall override this Agreement to the extent necessary to conform this Agreement to such Regulatory Rule or Delaware law.

         Section 12.5 VOTING, CONSENTS AND APPROVALS. Any action requiring the consent, approval or affirmative vote of Partners under this Agreement may be taken by vote at a meeting or, in lieu thereof, by written consent of Partners. The granting or withholding of consents or approvals by any party hereto shall be in the sole discretion of such party, unless otherwise expressly provided in this Agreement.

         Section 12.6 EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and permitted assigns.

         Section 12.7 PRONOUNS AND NUMBER. Wherever it appears appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

         Section 12.8 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         Section 12.9 PARTIAL ENFORCEABILITY. If any provision of this Agreement, or the application of that provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of that provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby, except to the extent necessary to carry out the purposes of this Agreement.

         Section 12.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         Section 12.11 THIRD PARTY BENEFICIARIES. The parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                    GENERAL PARTNERS:


                                    -----------------------------------
                                    Terrence A. Elkes


                                    -----------------------------------
                                    Kenneth F. Gorman



                                    LIMITED PARTNERS:


                                    -----------------------------------
                                    Kenneth F. Gorman


                                    -----------------------------------
                                    Name:


                                    -----------------------------------
                                    Name:


                                    -----------------------------------
                                    Name:


                                    -----------------------------------
                                    Name:


                                    -----------------------------------
                                    Name:


                                    -----------------------------------
                                    Name:


                                    -----------------------------------
                                    Name:

INDIVIDUAL OR TRUST SIGNATORY


STATE OF______________________, COUNTY OF_____________________    ss.:

         On _________________, 199__ before me_________________________
personally came ___________________________________ to me known, and known to me to be the individual(s) described in, and who executed the foregoing document and duly acknowledged to me that he executed the same.


                                            _________________________________
                                            Notary Public



CORPORATE SIGNATORY
-------------------

STATE OF ________, COUNTY OF ____________________________   ss.:

         On ______________________, 199__ before me_____________________
personally came ____________________________ to me known, who, by me duly sworn, did depose and say that deponent is the ___________________of _________________, the corporation described in, and which executed the foregoing document; and that deponent signed deponent's name by order of the board of directors.


                                            _________________________________
                                            Notary Public

                                                                      Schedule A
                                                                      ----------


                    Capital Accounts as of the Effective Date
                    -----------------------------------------


                             Initial Capital       Capital Account
                             Contribution          ---------------
                             ---------------

General Partners
----------------
Terrence A. Elkes             $    1,000.00         $    1,000.00
Kenneth F. Gorman             $   24,000.00         $   24,000.00


Limited Partners
----------------
Kenneth F. Gorman             $2,475,000.00         $2,475,000.00




                                       A-1